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                                                                    EXHIBIT 10.2

                                OPTION AGREEMENT


       THIS OPTION AGREEMENT (this "Agreement") is made and entered into as of October 27, 2000 ("Effective Date") by and among Bungee Communications, Inc., a Delaware corporation (the "Company"), Netro Corporation, a California corporation ("Netro") and SSY LLC and its beneficial owner, Shlomo Yariv (collectively, the "Founder").

                                    RECITALS

       The Founder currently owns, beneficially and of record, all of the Securities (as defined below) of the Company outstanding on the date hereof, other than Securities held by Netro. Netro is purchasing Securities and is committing, under certain conditions, to purchase additional Securities, pursuant to a Preferred Stock Purchase Agreement of even date herewith (the "Purchase Agreement").

       The Company desires to grant Netro an option to purchase all of the outstanding capital stock, and assume all outstanding rights to purchase capital stock, of the Company, on the terms and subject to the conditions set forth herein.

       In consideration of the mutual promises, covenants and agreements contained herein, the parties agree as follows:

       1. Definitions.

              "Option Period" means the period beginning on the date of the Second A Closing until the earlier of: (a) the date that is three (3) months following the date on which the milestones set forth on Section 1 of Exhibit A hereto have been achieved within the time period initially scheduled for such achievement, and (b) January 1, 2004.

              "Option Exercise Date" means the date Netro gives written notice to the Company of its election to exercise the Option (as defined below).

              "Option Expiration" means the expiration of the Option at the end of the Option Period without the Option having been exercised by Netro or the termination of the Option under the terms of this Agreement.

              "Securities" means all Common Stock and Preferred Stock of the Company, all options, warrants, convertible notes, rights of conversion and other rights to acquire stock of the Company, and all shares issuable upon exercise or conversion of the Preferred Stock, options, warrants, convertible notes, rights of conversion and other rights to acquire stock of the Company, whether or not then currently vested, exercisable or convertible, excluding only the Option.

              Capitalized terms not otherwise defined herein shall have the meaning given them in the Purchase Agreement.



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       2. Option to Purchase Company.

              (a) Option. The Company and each Securityholder hereby grant to Netro an exclusive right, at any time during the Option Period, to purchase all, but not less than all, of the outstanding capital stock and assume all, but not less than all, of the outstanding rights, including unvested rights, to purchase capital stock of the Company (other than Securities held by Netro and options to purchase the Company's capital stock held by employees of the Company pursuant to stock plans or other compensatory agreements approved by the Company's Board of Directors), on the terms set forth herein (the "Option").

              (b) Purchase Price. The aggregate purchase price to be paid by Netro for the Securities (the "Purchase Price") shall be determined and payable as set forth below.

                     (i) In the event the Option is exercised prior to the Second B Closing, the Purchase Price shall be:

                            (A) $230,000,000, if all of the milestones set forth
on Attachment 1, Section I, of the Purchase Agreement have been achieved as of the Option Exercise Date;

                            (B) $50,000,000, if some or all of the milestones
set forth on Attachment 1, Section I, of the Purchase Agreement have not been achieved, but all of the milestones set forth on Attachment 1, Section II, of the Purchase Agreement have been achieved as of the Option Exercise Date; or

                            (C) $20,000,000, if some or all of the milestones
set forth on Attachment 1, Section II, of the Purchase Agreement have not been achieved as of the Option Exercise Date.

                     (ii) In the event the Option is exercised after the Second B Closing and prior to the Series C Closing, the Purchase Price shall be:

                            (A) $280,000,000, if all of the milestones set forth
on Attachment 2, Section I, of the Purchase Agreement have been achieved as of the Option Exercise Date;

                            (B) $75,000,000, if some or all of the milestones
set forth on Attachment 2, Section I, of the Purchase Agreement have not been achieved, but all of the milestones set forth on Attachment 2, Section II, of the Purchase Agreement have been achieved as of the Option Exercise Date; or

                            (C) $30,000,000, if some or all of the milestones
set forth on Attachment 2, Section II, of the Purchase Agreement have not been achieved as of the Option Exercise Date.



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                     (iii) In the event the Option is exercised after the Series
C Closing and prior to the date of the Option Expiration, the Purchase Price shall be:

                            (A) $350,000,000, if all of the milestones set forth
on Section I of Exhibit A hereto have been achieved as of the Option Exercise Date;

                            (B) $125,000,000, if some or all of the milestones
set forth on Section I of Exhibit A hereto have not been achieved, but all of the milestones set forth on Section II of Exhibit A hereto have been achieved as of the Option Exercise Date; or

                            (C) $50,000,000, if some or all of the milestones
set forth on Section I and Section II of Exhibit A hereto have not been achieved, but all of the milestones set forth on Section III of Exhibit A hereto as of the Option Exercise Date.

              (c) Terms of Purchase.

                     (i) Allocation of Purchase Price. The Purchase Price shall be allocated among all holders of Company Securities in accordance with the terms and conditions of such securities and the Company's then-effective Certificate of Incorporation.

                     (ii) Form of Purchase Price. The Purchase Price may be paid, at the election of Netro, in cash or in shares of Netro Common Stock, valued based on the average closing price of such Common Stock on the Nasdaq National Market over the thirty (30) trading days immediately preceding and ending on the Option Exercise Date (the "Netro Average Price"). Notwithstanding the foregoing, in the event that (1) the acquisition is being completed pursuant to Section 2(b)(i)(A), 2(b)(ii)(A) or 2(b)(iii)(A), above, and (2) the Netro Average Price is greater than $500.00 per share (as adjusted for any stock splits, dividends or the like that occur after the date hereof), then the Purchase Price shall be required to be paid in shares of Netro Common Stock and the number of shares of Netro Common Stock to be issued as Purchase Price will be the lesser of (x) the Purchase Price divided by $500.00 per share (as adjusted for any stock splits, dividends or the like that occur after the date hereof) and (y) $500,000,000 divided by the Netro Average Price.

                     (iii) Treatment of Options, Warrants. All options and warrants to purchase Common Stock or Preferred Stock of the Company will be converted into options and/or warrants to purchase Common Stock of Netro. The number of shares subject to such securities and the applicable exercise price per share will be adjusted at the applicable conversion ratio as determined in accordance with subsection (i) above. There will be no change in the vesting or exercisability restrictions on such options or warrants as a result of such acquisition.

                     (iv) Tax Treatment. To the extent possible on commercially reasonable terms, the acquisition will be structured so as to qualify as a tax-free reorganization under the U.S. Internal Revenue Code and any similar Israeli tax provisions.

                     (v) Representations and Warranties. In connection with the acquisition, the Company will make customary representations regarding the business, assets,



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financial statements and prospects of the Company. Such representations and warranties will terminate upon the closing of the acquisition, provided, however, that Netro will have full recourse against the Securityholders of the Company in the event of any willful or fraudulent breach of any such representation or warranty.

                     (vi) Registration of Securities. In the event that the Purchase Price is paid by Netro in Netro Common Stock, such securities will be registered pursuant to a Registration Statement on Form S-4 (or such appropriate international analog or successor form).

                     (vii) Other Terms and Conditions. Other terms of such acquisition which are not specifically provided for in this Agreement shall be mutually agreed upon, in good faith, by the Company and Netro.

              (d) Exercise of Option. Netro may exercise the Option by delivering written notice of such exercise to the Company at any time during the Option Period. In the event Netro exercises the Option, the parties will use their best efforts to enter into a definitive reorganization agreement, which contains the terms set forth in Section 2(c) and other mutually agreed upon terms, within twenty (20) days after the Option Exercise Date. The Company and the Founder agree to use their best efforts to cause all Securityholders to become parties to such reorganization agreement or otherwise ensure that Netro acquires all Securities (other than options to purchase the Company's capital stock held by employees of the Company pursuant to stock plans or other compensatory agreements approved by the Board).

       3. Put Option. Following the Series C Closing, if all of the milestones set forth on Section I of Exhibit A hereto have been achieved on or before the date that is six months following the date such milestones were originally scheduled to be achieved, then the Company may request that Netro purchase all, but not less than all, of the Securities (other than Securities held by Netro and options to purchase the Company's capital stock held by employees of the Company pursuant to stock plans or other compensatory agreements approved by the Board). Upon such a request, Netro may either:

              (a) agree to acquire the Company pursuant to the terms of Section 2(c) above at a purchase price of $280,000,000. In connection with any such transaction, the "Option Exercise Date" shall be the effective date of the Company's notice to Netro; or

              (b) agree to support an initial public offering or other financing of the Company as set forth in Section 6(g) of the Purchase Agreement.

       4. Confidentiality. Each party hereto agrees that, except with the prior written permission of the other party, it shall at all times keep confidential and not divulge, furnish or make accessible to anyone any confidential information, knowledge or data concerning or relating to the business or financial affairs of the other parties to which such party has been or shall become privy by reason of this Agreement, discussions or negotiations relating to this Agreement, the performance of its obligations hereunder or the existence of this Agreement. The provisions of this paragraph shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by the parties hereto with respect to the



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transactions contemplated hereby. The obligations in this paragraph shall survive the Option Expiration and any termination of this Agreement.

       5. Determination of Milestone Achievement. For purposes of this Agreement, in order to determine whether a particular milestone has been achieved, within five (5) business days following the Option Exercise Date, the Company will present its assessment of milestone accomplishment to Netro together with such equipment and supporting data as is reasonably necessary to evaluate such claims. Netro personnel will provide the Company with notice within fifteen (15) business days following such presentation of whether it agrees or disagrees with the Company's assessment. In the event that the Company and Netro disagree with one another, and are unable to resolve such disagreement after good faith discussions between the parties, including discussions between the respective presidents of the two organizations, then the matter will be submitted to a three (3) person panel for determination. One (1) member of such panel will be selected by the Company, one (1) member of such panel will be selected by Netro and the third panel member will be selected by the mutual agreement of the initial panel members. No panel member will be an employee of or consultant to the Company or Netro, but each panel member will be technically knowledgeable regarding fixed-wireless system development.

       6. Cooperation of Founder. The Founder agrees to use its best efforts to effect any transactions required to be consummated hereby. Such assistance will include, but not be limited to, voting all Company Securities held by the Founder in furtherance of such transaction and soliciting the cooperation and votes of other Securityholders with respect to such a transaction.

       7. Miscellaneous.

              (a) Entire Agreement; No Conflicts. This Agreement, the Purchase Agreement and the documents referred to herein and therein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements existing between the parties hereto are expressly canceled. In the event of any conflict between this Agreement and any other Agreement between or among the parties, the terms of this Agreement shall control. Further, in the event of any conflict between the terms of this Agreement and the organizational documents of the Company, the Company and the Founder shall use their best efforts to amend such documents in order to effect the consummation of the transactions contemplated by this Agreement.

              (b) Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

              (c) Non-assignability and Binding Effect. No party's rights and obligations under this Agreement may be transferred or assigned directly or indirectly without the prior written consent of the other parties, except that a party may transfer or assign its rights and obligations under this Agreement to a person or entity into which it is merged or which has otherwise succeeded to all or substantially all of its business and assets by merger, reorganization or otherwise, and which has assumed in writing or by operation of law its obligations under this



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Agreement. Subject to the foregoing sentence, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns. The Founder shall not transfer any of its Securities to any party unless such party agrees in writing to be bound by the terms of this Agreement.

              (d) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

              (e) Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

              (f) Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by telegram or fax, or forty-eight
(48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, addressed to the party to be notified at such party's address as set forth on the signature page hereto, or as subsequently modified by written notice.

              (g) Attorney's Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

              (h) Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company, Netro and the Founder.

              (i) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

              (j) Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and



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shall be effective only to the extent specifically set forth in such writing.
All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

                            [Signature pages follow]



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              The parties have executed this Option Agreement as of the date first above written.

COMPANY:                                           NETRO:

BUNGEE COMMUNICATIONS, INC.                        NETRO CORPORATION


By:   /s/ Shlomo Yariv                  By:  /s/ Gideon Ben-Efraim
   -----------------------------           ------------------------------------

Name: Shlomo Yariv                      Name: Gideon Ben-Efraim
     ---------------------------             ----------------------------------
             (print)                                     (print)

Title:  President                       Title: Chairman and Chief Executive Off.
      --------------------------              ---------------------------------

Address:                                Address:



FOUNDER:

SSY LLC


By:   /s/ Shlomo Yariv
   -----------------------------

Name: Shlomo Yariv
     ---------------------------
               (print)
Title:  Managing Partner
      --------------------------

Address:


SHLOMO YARIV


     /s/ Shlomo Yariv
--------------------------------

Address: